UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 7, 2014
Cibolan Gold Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1155 West Fourth Street, Suite 210, Reno, Nevada		89503
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 583-4636
General Metals Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On May 7, 2014, our board of directors approved a change of name of our company from General Metals Corporation to Cibolan Gold Corporation and a 20 old for one (1) new reverse stock split of our issued and outstanding shares of common stock.  The name change and reverse stock split was originally approved at a special meeting of our stockholders on November 22, 2013.

Upon effect of the reverse stock split, our issued and outstanding shares of common stock will be decreased from 375,526,796 to 18,776,340 shares of common stock, with a par value of $0.001.

A Certificate of Amendment of Certificate of Incorporation to effect the change of name and reverse stock split was filed with the Delaware Secretary of State on May 14, 2014, with an effective date of May 27, 2014.

These amendments have been reviewed by the Financial Industry Regulatory Authority and have been approved for filing with an effective date of May 30, 2014.

The reverse split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on May 30, 2014 under the symbol "GNMTD".  The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "CIBG".  Our new CUSIP number is 17164L 109.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Daniel J. Forbush
Daniel J. Forbush
President and Director

Date:	May 30, 2014